UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2021

MARLIN BUSINESS SERVICES CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-50448	38-3686388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Fellowship Road, Mount Laurel, NJ	08054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 479-9111

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	MRLN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 2, 2021 (the “Facility Closing Date”), Marlin Capital Conduit, LLC (“MCC”), an indirect, wholly owned subsidiary of Marlin Business Services Corp. (the “Company”), entered into a loan and security agreement (the “Loan Agreement”) with the lenders from time-to-time parties thereto and Bank of America, N.A., as administrative agent.

In connection with the Loan Agreement and pursuant to a purchase agreement dated as of the Facility Closing Date between MCC and Marlin Business Bank (“MBB”), a direct, wholly-owned subsidiary of the Company, MBB may from time to time convey certain equipment leases, equipment loans and working capital loans together with MBB’s interest in any related equipment and other rights related thereto (collectively, the “Financed Assets”) to MCC.

Pursuant to the Loan Agreement, at any time after the Facility Closing Date and on or before July 18, 2022 (the “Revolving Period”), MCC may request that Bank of America, N.A. and BNP Paribas (together, the “Committed Lenders”) and one or more conduit lenders (the “Conduit Lenders,” and together with the Committed Lenders, collectively, the “Lenders”) make loans (“Loans”) and, subject to certain conditions precedent (including that the Agreement and Plan of Merger, dated as of April 18, 2021, by and among the Company, Madeira Holdings, LLC and Madeira Merger Subsidiary, Inc. has not terminated) and the availability of a borrowing base determined based upon advance rates relating to the present value of remaining scheduled payments and residual values of leases on account of the Financed Assets held by MCC at that time, the Committed Lenders shall, and the Conduit Lenders may, advance funds not to exceed an aggregate maximum principal amount of $700 million (the “Maximum Loan Amount”).

MCC did not borrow funds on the Facility Closing Date. Thus, as of the Facility Closing Date, the Loans had no outstanding principal balance. The Loans bear interest, payable monthly, based on the one-month London Interbank Offered Rate (or a replacement thereto as determined pursuant to the Loan Agreement), plus an agreed-upon margin. MCC paid a commitment fee to the Committed Lenders based upon the Maximum Loan Amount, and MCC is also required to pay a monthly fee based on any unused portion of the Maximum Loan Amount.

During and after the Revolving Period and unless an amortization event or event of default occurs, the lenders under the Loan Agreement will be repaid on a monthly basis as payments on account of the Financed Assets are received. The Loan Agreement contains various customary representations and warranties, affirmative and negative covenants, cease funding events, early amortization events, servicer termination events and events of default.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP.

Date: November 5, 2021	By:	/s/ Michael R. Bogansky
	Name:	Michael R. Bogansky
	Title:	Senior Vice President, Chief Financial Officer